UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)
	)	Order No.: CN 09-16
)
MAINSTREET FINANCIAL CORPORATION, MHC	) )	Effective Date: June 19, 2009
)
)
Hastings, Michigan	)
OTS Docket No. H4109)
)

ORDER TO CEASE AND DESIST

WHEREAS, MAINSTREET FINANCIAL CORPORATION, MHC, Hastings, Michigan, OTS Docket No. H4109 (Holding Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and
WHEREAS, the Holding Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 USC § 1818(b); and
WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order.
NOW, THEREFORE, IT IS ORDERED that:

1.           The Holding Company shall cease and desist from engaging in unsafe and unsound practices that have resulted in insufficient earnings and an inadequate level of capital for the Holding Company’s risk profile.

Capital Plan

2.           (a)    No later than July 31, 2009, the Board shall develop and submit to the Regional Director for review and comment, a three-year capital enhancement plan (Capital Plan) with detailed quarterly projections, which shall take into consideration the requirements contained within this Order, and the comments contained within the OTS Report of Examination of the Holding Company dated November 17, 2008 (ROE), as well as ensuring, at a minimum, the following:
i.)	the establishment of consolidated capital targets that are commensurate with the Holding Company’s risk profile;

ii.)	specific strategies and timelines for increasing and maintaining consolidated capital of the Holding Company to Board established targets, such as stock issuances or merger plans;

iii.)
detailed plans to attain no later than August 31, 2009 and maintain at the Holding Company’s majority-owned savings association subsidiary, Mainstreet Savings Bank, FSB, Hastings, Michigan, OTS Docket No. 00966: (A) Tier 1 (Core) Capital Ratio of at least eight percent (8%); and (B) Total Risk-Based Capital Ratio of at least twelve percent (12%); and

iv.)	detailed quarterly pro forma consolidated and Holding Company only balance sheets and income statements for a rolling three-year period beginning with June 30, 2009.

   (b)   The Board shall revise and implement the Capital Plan within ten (10) days of receiving the Regional Director’s written comments or non-objection.  The Board shall send a copy of the final Capital Plan implemented by the Board to the
   Regional Director within three (3) days of Board approval of a final Capital Plan.
   (c)   Once the Capital Plan is implemented, the Holding Company must operate within the parameters of its Capital
   Plan. Any proposed material deviations from the Capital Plan,

including changes proposed by the Holding Company, must be submitted for the prior, written non-objection of the Regional Director.  Requests for any material deviations or changes must be submitted at least sixty (60) days before a proposed change is implemented.
(d)  On a quarterly basis, beginning with the quarter ending September 30, 2009, the Holding Company shall prepare a report that compares projected operating results contained within the Capital Plan to actual results to submit to the Board (Capital Plan Variance Report).  The Board’s review of the Capital Plan Variance Report and assessment of the Holding Company’s compliance with the Capital Plan shall be fully documented in the appropriate Board meeting minutes.
(e)  Within forty-five (45) days of the close of each quarter beginning with the quarter ending September 30, 2009, the Board shall provide the Regional Director with a copy of the Capital Plan Variance Report and the Board meeting minutes for the Board meeting at which such report was discussed.
3.   Effective immediately, within fifteen (15) days of the close of each month, the Board shall provide to the Regional
      Director monthly capital progress reports. The reports, which shall be in a form acceptable to the Regional Director, shall, at a minimum, contain an update of the Board’s progress in raising capital as detailed in the final Capital Plan adopted by the Board pursuant to paragraph 2 above.
Debt Restrictions
4.              Effective immediately, the Holding Company shall not incur, issue, renew, or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity, without prior written notice to and written approval from the Regional Director.  The Holding Company’s written request for approval shall be submitted to the Regional Director at least thirty (30) days prior to incurring, issuing, renewing, rolling over any debt, increasing any current lines of credit, or guaranteeing the debt of any entity.

Management Changes

5.           Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 CFR Part 563, Subpart H.

Severance and Indemnification Payments

6.           Effective immediately, the Holding Company shall not make any golden parachute payment1 or any prohibited indemnification payment2 unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 CFR Part 359.

Employment Contracts and Compensation Arrangements

7.           Effective immediately, the Holding Company shall not enter into, renew, extend or revise any contractual arrangement related to compensation or benefits with any director or Senior Executive Officer of the Holding Company, unless it first provides the Regional Director with not less than thirty (30) days prior written notice of the proposed transaction.  The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement, or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites.  The Board shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 CFR Part 359, 12 CFR §§ 563.39 and 563.161(b), and 12 CFR Part 570-Appendix A.
_____________________________
1. The term "golden parachute payment" is defined at 12 CFR § 359.1(f).
2. The term "prohibited indemnification payment" is defined at 12 CFR § 359.1(l).

Effective Date, Incorporation of Stipulation

8.           This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration

9.           This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations

10.           Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted.
11.           The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by the Holding Company that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

Submissions and Notices

12.           All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.
13.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)      To OTS:

Regional Director
Office of Thrift Supervision
One South Wacker Drive, Suite 2000
Chicago, Illinois 60606
Facsimile: (312) 917-5002

(b)      To Holding Company:

Chairman of the Board
Mainstreet Financial Corporation, MHC
629 West State Street
Hastings, Michigan 49058
Facsimile: (269) 945-0380

No Violations Authorized

14.           Nothing in this Order or the Stipulation shall be construed as allowing the Holding Company, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION
By:	/s/
Daniel T. McKee
Regional Director, Central Region
Date: See Effective Date on page 1

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)
	)	Order No.: CN 09-16
)
MAINSTREET FINANCIAL CORPORATION, MHC	) )	Effective Date: June 19, 2009
)
)
Hastings, Michigan	)
OTS Docket No. H4109)
)

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed MAINSTREET FINANCIAL CORPORATION, MHC, Hastings, Michigan, OTS Docket No. H4109 (Holding Company) that OTS is of the opinion that grounds exist to initiate an administrative proceeding against the Holding Company pursuant to 12 USC § 1818(b);
WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order; and
WHEREAS, the Holding Company desires to cooperate with OTS to avoid the time and expense of such administrative cease and desist proceedings by entering into this Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraph 1 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

1.           Jurisdiction.

(a)           The Holding Company is a “savings and loan holding company” within the meaning of 12 USC § 1813(w)(3) and 12 USC § 1467a. Accordingly, the Holding Company is “a depository institution holding company” as that term is defined in 12 USC § 1813(w)(1);
(b)           Pursuant to 12 USC § 181 8(b)(9), the “appropriate Federal banking agency” may initiate cease-and-desist proceedings against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe and unsound acts or practices; and
(c)           Pursuant to 12 USC § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings and loan holding company. Therefore, the Holding Company is subject to the authority of OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to 12 USC § 1818(b).

2.           OTS Findings of Fact.

Based on findings set forth in the OTS Report of Examination of the Holding Company dated November 17, 2008 (ROE), OTS finds that the Holding Company has engaged in unsafe and unsound practices that resulted in the Holding Company operating with insufficient earnings and an inadequate level of capital for its risk profile.
3.           Consent.
The Holding Company consents to the issuance by OTS of the accompanying Order to Cease and Desist (Order).  The Holding Company further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

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4.           Finality.

The Order is issued by OTS under 12 USC § 1818(b) and upon the Effective Date it shall be a final order, effective and fully enforceable by OTS under the provisions of 12 USC § 1818(i).

5.           Waivers.

The Holding Company waives the following:
(a)           The right to be served with a written notice of OTS’s charges against it as provided by 12 USC § 1818(b) and 12 CFR Part 509;
(b)           The right to an administrative hearing of OTS’s charges as provided by 12 USC § 1818(b) and 12 CFR Part 509;
(c)           The right to seek judicial review of the Order, including, without limitation, any such right provided by 12 USC § 1818(h), or otherwise to challenge the validity of the Order; and
(d)           Any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes or otherwise.

6.           OTS Authority Not Affected.

Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Holding Company if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7.           Other Governmental Actions Not Affected.

The Holding Company acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 6 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

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8.           Miscellaneous.

(a)           The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;
(b)           If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise;
(c)           All references to OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns;
(d)           The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order;
(e)           The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters; and
(f)           The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Regional Director or other authorized representative.

9.           Signature of Directors/Board Resolution.

Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of the Holding Company to the issuance of the Order and the execution of the Stipulation.  This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting.

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WHEREFORE, the Holding Company, by its directors, executes this Stipulation.

MAINSTREET FINANCIAL CORPORATION, MHC Hastings, Michigan		OFFICE OF THRIFT SUPERVISION
By:	/s/	By:	/s/
	Gordon F. Fuhr, Chairman		Daniel T. McKee
Regional Director, Central Region

Date: See Effective Date on page 1
/s/
David L. Hatfield, Director

/s/
Eric T. Dreisbach, Director

/s/
Mary Lou Gray-Hart, Director

/s/
David L. Jasperse, Director

/s/
Carl A. Schoessel, Director

/s/
James R. Toburen, Director

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